Exhibit 10.6

The addendum to the original lease agreement № 104 from June 06, 2007.

Lot of land owned by the federal government
City of Gagarin.

On the basis of item З article 22 of the Land code of the Russian Federation Administration of the Municipality “Gagarinskiy district" represented by the chairman of the Committee of Property and Land Relations of administration Seldenkova Tatyana Nikolaevna, acting the basis of Regulations about the committee, further called «Landlord», on one hand,
And OOO Riokom represented by the CEO Plavnik Roman Genrikhovich, acting on the basis of Memorandum, further called "Tenant", on other hand,
Further called “Parties”, have entered into the present addendum to the original lease agreement  (further – Addendum) about the following:

1. Based on the necessity to complete the construction of the multi-storey apartment building located on the land lot of 8 000 sq. meters total in the residential zoning, with cadastral number 67:03:0010124:0243, with the address at: Smolenskii region, city of Gagarin, Krasnoarmejskaja street (further called “the Site”), the Parties agreed about the prolongation of term of rent of the Site for 3 (three) years and about entering respective alterations into the Contract of rent 104 from June 19, 2007, executed by the Parties (further-“Agreement”):

1.1.Подпункт  2.1.   пункта  2  «Срок  Договора»  Договора  изложить  в  новой редакции :

«2.1. Продлить срок действия Договора на 2 (два) года: с 19.06.2009 до 19.06.2011 года».

1.2.Подпункт 3.2.  пункта 3  «Размер и    условия внесения арендной платы»

Договора изложить в новой редакции:

1.1. Sub-section 2.1. of the Section 2 «Term of the Agreement» of the Agreement to change as follows in new Editions:

«2.1. To renew the Agreement for 2 (two) years: from June 19, 2009 up to June 19, 2011».

1.2. Sub-section 3.2. of the Section 3 «the Amount and terms of making monthly lease payments» of the Agreement to change as follows in new Editions:

«3.2. The Lease payment has to be made by the Tenant quarterly in equal trenches but not later than on 20 day of the last of the quarter by transferring funds to the account № 40101810200000010001 in Head Payment Processing Center of the Central Bank of the Russian Federation in Smolenskii region, city of Smolensk by using the code 93011105010100000120, BIK (in Russian – “БИК”) 046614001, OKATO (in Russian – “ОКАТО”) 66208501000, addressee INN/KPP (in Russian – “ИНН/КПП”) 6723008323X67201001 Committee of Land and Property relations of the Administration of the Municipality of «Gagarinskii district» of Smolenskii region.

1.3. Section 4.3.2 of the Article 4 «Rights and Responsibilities» of the Agreement to change as follows in new Editions:

« 4.3.2. After the expiration of the term of the Agreement based on the right of the first refusal to execute the lease agreement for new term based on the conditions agreed by the Parties in writing and delivered to the Landlord no later than 3 months before the expiration of the Lease Agreement and after the expiration of the present addendum to the lease agreement of the lot of the land can be extended for new term if the Tenant will provide valid permit for the construction of the object».

The present agreement inures from the moment of its State Registration. Out-of-pocket expenses in connection with such registration are the responsibility of the Tenant.

2. Responsibilities of both Parties under the above-named agreement will change from the date of the execution of this addendum. In other parts the Responsibilities of the Parties under the original Lease Agreement will remain unchanged.

3. Настоящее   Дополнительное   соглашение   составлено   в   трех   экземплярах,
имеющих равную юридическую силу, из которых по одному экземпляру хранится у
каждой    из    Сторон,    один    экземпляр    передается    в    орган,    осуществляющий
государственную регистрацию прав на недвижимое имущество и сделок с ним на территории Смоленской области, и является обязательным приложением к договору.

3. There are three (3) copies of this addendum, each having an equal validity from which each Party possesses one copy each, and one copy is transferred to the governing body, in charge of the federal registration of the real estate property and any transactions connected with such real estate property on the territory of Smolenskii region, and also serves as the obligatory appendix to the contract.

Signed by both Parties:

Landlord:
Committee of Property and Land Relations of Administration of the Municipality “Gagarinskii district" 215010, Smolenskii region, city of Gagarin, 8 Sovetskaya street, INN (in Russian – “ИНН”) 6723008323, KPP (in Russian – “КПП”) 672301001, account № 40703810659032000289 in Gagarinskii branch № 5609 of Sberbank of Russia BIK (in Russian – “BIK”) 046614632.

Tenant:
ООО «Riokom»
Address of incorpoartion: 119121, Moscow,
4 1st Vrazhskii pereulok, unit ЗА
Company’s address: 117571, Moscow,
156 Leninskii prospect,
INN/KPP (In Russian – “ИНН/КПП”) 7704638240/770401001
Account number 40702810200000010445 in Commerce Bank «MF Bank»,
Moscow (ООО)
Corresponding account number 3010181060000000036i BIK (in Russian – “БИК”) 044579361
CEO of ООО «Riokom»
R.G. Plavnik

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